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                                                                   EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to Registration Statement No. 333-24613 which is incorporated by reference herein and to the use of our report dated August 9, 1996, with respect to the financial statements of Patlex Corporation included in DBT Online, Inc.'s filing on Form 8-K/A-1 dated November 4, 1996, filed with the Securities and Exchange Commission, incorporated by reference into Amendment No. 3 to Registration Statement No. 333-24613 and this Registration Statement.


                                      ERNST & YOUNG LLP



Chicago, Illinois
May 28, 1997